                                                                  EXHIBIT (A)(9)

                            OPTION EXCHANGE PROGRAM

   Objectives:

  -- Drive Shareholder Value.

  -- Realign employee option prices to reflect current market conditions, reward performance and provide retention incentive.

  -- Provide short-term performance incentive.

  -- Reduce current number of o/s options.

  -- Minimize P&L impact.
                                                                           1

                            OPTION EXCHANGE PROGRAM

  -- Applies to all grants >$5.00.

  -- To participate, must forfeit any grant received during past 6 months
     (post March 31).

  -- Exchange Ratios set by BOD.

  -- Offer Period--20 Business days from date of Tender Offer.

  -- New Grant--90% options, 10% stock.
                                                                           2

                            OPTION EXCHANGE PROGRAM

  -- Option grant (non-qual) made 6 months +1 day from close of T.O. @ then
     FMV.

  -- Restricted Stock grant made upon close of T.O.

  -- Vesting:

    -- Options --

      -- >1 yr service--25% when granted, monthly thereafter for 36 mos.

      -- <1 yr service--12.5% when granted, monthly thereafter for 42 mos.
                                                                           3

                            OPTION EXCHANGE PROGRAM

  -- Vesting (continued)

    -- Restricted Stock--2 yrs.

      -- 50% cliff, 1 yr from date of grant.

      -- 12.5% quarterly for 4 subsequent qtrs.

  -- Taxation of Restricted Stock--As vested

  -- Restricted Stock--Tax Payment alternatives:

    -- 83b election--tax paid on FMV of grant at time of grant.

    -- Irrevocable order to sell enough shares as they vest to cover w/h tax.

                            OPTION EXCHANGE PROGRAM

  -- Accounting Impact:

    -- Options--None--6+1, forfeit grants within past 6 months. No new grants during 6+1 timeframe.

    -- Restricted Stock--Fixed charge equal to # of restricted shares issued X FMV at date of grant, amortized over the two year vesting period.
                                                                           5

                            OPTION EXCHANGE PROGRAM

    -- Exchange Ratios:

       $5.00 or less.................................................. None
       $5.01 to $5.19................................................. 1.2 for 1
       $5.20 to $10.00................................................ 1 for 1
       $10.01 to $40.00............................................... .75 for 1
       $40.01 to $80.00............................................... .50 for 1
       $>$80.00....................................................... .20 for 1

                                                                           6

                            OPTION EXCHANGE PROGRAM

AVICI HAS NOT COMMENCED THE OFFER THAT IS REFERRED TO IN THIS COMMUNICATION. ELIGIBLE EMPLOYEES WILL BE SENT A COPY OF THE WRITTEN OFFER TO EXCHANGE FOLLOWING THE COMMENCEMENT OF THE OFFER. ELIGIBLE EMPLOYEES ARE URGED TO READ THE OFFER TO EXCHANGE WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. ELIGIBLE EMPLOYEES WILL BE ABLE TO OBTAIN A FREE COPY OF THE SCHEDULE TO, CONTAINING THE OFFER TO EXCHANGE AND OTHER IMPORTANT INFORMATION, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT AVICI, AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (HTTP://WWW.SEC.GOV). FOLLOWING THE COMMENCEMENT OF THE OFFER, ELIGIBE EMPLOYEES WILL ALSO BE ABLE TO OBTAIN FROM AVICI, WITHOUT CHARGE, COPIES OF THE SCHEDULE TO AND OUR SECURITIES AND EXCHANGE COMMISSION FILINGS INCORPORATED BY REFERENCE IN THE OFFER TO EXCHANGE.
                                                                           7

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